Stock Purchase Agreement

by and among

Southern Colorado Real Estate Developers, LLC,

Credex Corporation,

Service Merchants Corp.

And

Earth Wind & Power Corp.

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Section 11.08 Third-Party Beneficiaries.	24
Section 11.09 Expenses.	24
Section 11.10 Entire Agreement.	25
Section 11.11 Amendment or Waiver.	25
Section 11.12 Commercially Reasonable Efforts.	25
Section 11.13 Successors and Assigns.	25
Section 11.14 Counterparts.	25

Exhibits

Exhibit A-1 Form of SMC Stock Power

Exhibit A-2 Form of EWP Stock Power

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STOCK PURCHASE AGREEMENT

Dated as of April 8, 2021

This Stock Purchase Agreement, (the “Agreement”) is entered into as of the date first set forth above (the “Effective Date”), by and among (i) Southern Colorado Real Estate Developers, LLC, a Colorado limited liability company (“SCRED”); (ii) Credex Corporation, a Florida corporation (the “Company”), (iii) Service Merchants Corp., a corporation formed under the laws of the Commonwealth of Dominica (“SMC”); and (iv) Earth Wind & Power Corp., a British Columbia, Canada corporation (“EWP”). SMC and EWP may be referred to herein individually as a “Seller” and collectively as the “Sellers”, and the Sellers and the Company may be referred to herein individually as a “CRDX Party” and collectively as the “CRDX Parties”). Each CRDX Party and SCRED may be referred to herein collectively as the “Parties” and separately as a “Party.”

WHEREAS, the Sellers own certain shares of common stock, par value $0.001 per share, of the Company (the “CRDX Common Stock”);

WHEREAS, SCRED desires to acquire from each Seller, and each Seller desires to sell and transfer to SCRED, all of the shares of CRDX Common Stock held by such Seller, in exchange for the payment of certain cash consideration on the terms and subject to the conditions set forth herein (together with the other transactions contemplated herein, the “Transactions”);

WHEREAS, the manager of SCRED (the “SCRED Manager”), the Board of Directors of the Company (“Company Board”), the Board of Directors of SMC (the “SMC Board”) and the Board of Directors of EWP (the “EWP Board”) have each determined that the Transactions are desirable and in the best interests of the applicable Party and its shareholders;

WHEREAS, the Parties agree that CRDX is not an actively operating company and does not have any employees, real estate, intellectual property, information technology, or any fungible assets, and

WHEREAS, this Agreement is being entered into for the purpose of setting forth the terms and conditions of the Transactions;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived here from, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

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Article I.                  DEFINITIONS

Section 1.01        Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

(a)	“Acquisition Inquiry” means an inquiry, indication of interest or request for nonpublic information that could reasonably be expected to lead to an Acquisition Proposal.
(b)	“Acquisition Transaction” means any transaction or series of related transactions with a Person or “group” (as defined in the Exchange Act) concerning any (i) merger, consolidation, business combination, share exchange, joint venture or similar transaction involving the Company or any Seller pursuant to which such Person or “group” would own 5% or more of the consolidated assets, revenues or net income of the Company, (ii) sale, lease, license or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise, of assets of the Company representing 5% or more of the consolidated assets, revenues or net income of the Company, (iii) issuance or sale or other disposition (including by way of merger, consolidation, business combination, share exchange, joint venture or similar transaction) of any Equity Securities of the Company, (iv) transaction or series of transactions in which any Person or “group” would acquire beneficial ownership or the right to acquire beneficial ownership of any Equity Securities of the Company, including without limitation any shares of CRDX Common Stock, (v) action to make the provisions of any “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar anti-takeover statute or regulation inapplicable to any transaction, or (vi) any combination of any of the foregoing.
(c)	“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.
(d)	“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
(e)	“Agreement” has the meaning set forth in the introductory paragraph hereof.
(f)	“Business Day” shall mean any day on which commercial banks are generally open for business in Florida.
(g)	“Capitalization Table” has the meaning set forth in Section 2.05(a).
(h)	“SCRED Manager” has the meaning set forth in the recitals hereto.
(i)	“SCRED Default” has the meaning set forth in Section 9.01(d).
(j)	“SCRED” has the meaning set forth in the introductory paragraph hereof.
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(k)	“Closing Date” has the meaning set forth in Section 2.04.
(l)	“Closing” has the meaning set forth in Section 2.04.
(m)	“Company Board” has the meaning set forth in the recitals hereto.
(n)	“Company Charter Documents” has the meaning set forth in Section 3.01(b).
(o)	“Company Default” has the meaning set forth in Section 9.01(c).
(p)	“Company Disclosure Schedules” has the meaning set forth in the introductory paragraph to Article III.
(q)	“Company” has the meaning set forth in the introductory paragraph hereof.
(r)	“CRDX Common Stock” has the meaning set forth in the recitals hereto.
(s)	“CRDX Party” and “CRDX Parties” have the meanings set forth in the introductory paragraph hereof.
(t)	“Deposit” has the meaning set forth in Section 2.02(a).
(u)	“Derivatives” means any options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Equity Securities of the Company or obligating the Company to issue or sell any of its Equity Securities.
(v)	“Dispute” has the meaning set forth in Section 11.02(a).
(w)	“Disqualification Event” has the meaning set forth in Section 3.13.
(x)	“Enforceability Exceptions” means (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar Laws of general application affecting enforcement of creditors’ rights generally and (b) general principles of equity.
(y)	“Equity Security” means, in respect of any Person, (a) any capital stock or similar security, (b) any security convertible into or exchangeable for any security described in clause (a), (c) any option, warrant, or other right to purchase or otherwise acquire any security described in clauses (a), (b), or (c), and, (d) any “equity security” within the meaning of the Exchange Act.
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(z)	“EWP Board” has the meaning set forth in the recitals hereto.
(aa)	“EWP Purchase Price” has the meaning set forth in Section 2.01(b).
(bb)	“EWP Sale Shares” has the meaning set forth in Section 2.01(a).
(cc)	“EWP Stock Power” has the meaning set forth in Section 2.05(a)(vi).
(dd)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(ee)	“GMC” has the meaning set forth in Section 2.03(d).
(ff)	“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(gg)	“Governmental Authorization” means any (a) consent, license, registration, or permit issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law; or (b) right under any Contract with any Governmental Authority.
(hh)	“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
(ii)	“Indemnified Party” has the meaning set forth in Section 10.02(c).
(jj)	“Indemnifying Party” has the meaning set forth in Section 10.02(c).
(kk)	“Intellectual Property” means trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights.
(ll)	“Issuer Covered Person” has the meaning set forth in Section 3.13.
(mm)	“Knowledge of the Company” means the actual knowledge, after due inquiry, of any executive officer of the Company.
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(nn)	“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.
(oo)	“Liabilities” means any liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise, including without limitation any penalties, interest and/or excise tax as may be applicable.
(pp)	“Liens” has the meaning set forth in Section 4.01(a).
(qq)	“Loan Forgiveness Agreements” has the meaning set forth in Section 2.03(d).
(rr)	“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include (i) punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party or (ii) lost profits or consequential damages, in any case.
(ss)	“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the affected Party, or (b) the ability of the affected Party to consummate the Transactions on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to: (i) any changes, conditions or effects in the United States economy or securities or financial markets in general; (ii) changes, conditions or effects that generally affect the industries in which the affected Party operates; (iii) any change, effect or circumstance resulting from an action required or permitted by this Agreement; or (iv) conditions caused by acts of terrorism or war (whether or not declared); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i), (ii) or (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on the affected Party compared to other participants in the industries in which the affected Party conducts its business.

(tt)	“Mr. Heaton” has the meaning set forth in Section 2.03(a).
(uu)	“Notice of Dispute” has the meaning set forth in Section 11.02(b).
(vv)	“Parties” and “Party” have the meanings set forth in the introductory paragraph hereof.
(ww)	“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.
(xx)	“Purchase Price” has the meaning set forth in Section 2.01(b).
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(yy)	“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.
(zz)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(aaa)	“Selected Courts” has the meaning set forth in Section 11.03.
(bbb)	“Seller” and “Sellers” has the meaning set forth in the introductory paragraph hereof.
(ccc)	“Shares” has the meaning set forth in Section 2.01(a).
(ddd)	“SIC” has the meaning set forth in Section 2.03(d).
(eee)	“SMC Board” has the meaning set forth in the recitals hereto.
(fff)	“SMC Purchase Price” has the meaning set forth in Section 2.01(b).
(ggg)	“SMC Sale Shares” has the meaning set forth in Section 2.01(a).
(hhh)	“SMC Stock Power” has the meaning set forth in Section 2.05(a)(iv).
(iii)	“Transaction Documents” means this Agreement, the SMC Stock Power, the EWP Stock Power, the Loan Forgiveness Agreements, the Company Disclosure Schedules and any other document, certificate or agreement to be delivered hereunder or in connection with the Transactions.
(jjj)	“Transactions” has the meaning set forth in the recitals hereto.

Section 1.02        Interpretation. Unless the express context otherwise requires (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (iii) the terms “Dollars” and “$” mean United States Dollars; (iv) references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; (v) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (vi) references herein to any gender shall include each other gender; (vii) references herein to any Person shall include such Person’s heirs, executors, personal Representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.02 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (viii) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (ix) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; (x) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (xi) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and (xii) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

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Article II.              THE TRANSACTIONS

Section 2.01        The Purchase.

(a)	On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, (i) SMC shall sell, assign, transfer and deliver to SCRED, free and clear of all security interests, liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the 53,492,500 shares of CRDX Common Stock held by SMC (the “SMC Sale Shares”); and (ii) EWP shall sell, assign, transfer and deliver to SCRED, free and clear of all security interests, liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the 5,000,000 shares of CRDX Common Stock held by EWP (the “EWP Sale Shares”). The SMC Shares and the EWP Shares may be referred to herein collectively as the “Shares”.
(b)	In exchange for the sale, assignment, transfer and delivery of the Shares, SCRED shall (i) pay to SMC a total purchase price of $342,944.61 (the “SMC Purchase Price”) and (i) pay to EWP a total purchase price of $32,055.39 (the “EWP Purchase Price”). The SMC Purchase Price and the EWP Purchase may collectively be referred to as the “Purchase Price”.
(c)	SMC shall be responsible for the payment of any and all taxes that may be imposed on SMC pursuant to the Transactions, including, without limitation, as a result of the receipt of the SMC Purchase Price. EWP shall be responsible for the payment of any and all taxes that may be imposed on EWP pursuant to the Transactions, including, without limitation, as a result of the receipt of the EWP Purchase Price.

Section 2.02        Deposit; Schedule 14F-1.

(a)	Within two Business Days of the Effective Date, SCRED shall pay to EWP, on behalf of the Sellers, the sum of $50,000 (the “Deposit”). EWP shall retain $4,274.05 of the Deposit and shall pay the remaining $45,725.95 to SMC.
(b)	On the Effective Date, the Company shall file a Schedule 14F-1 with the United States Securities and Exchange Commission, and shall undertake such actions as required to cause the same to become and remain effective and to distribute the Schedule 14F-1 to the shareholders of the Company as required by applicable law.

Section 2.03        Actions at the Closing. At the Closing, the Parties shall undertake the following actions:

(a)	Russel Heaton (“Mr. Heaton”), as the sole Director and officer of the Company shall undertake such actions as required to expand the size of the Company Board to five persons, and to add Lawrence Tribe, James Woodend, Jennifer Woodend and Hayden Witt as directors on the Company Board.
(b)	Mr. Heaton as the sole Director of the Company shall undertake such actions as required to name Lawrence Taube as the Chief Executive Officer of the Company, and James Woodend as the President of the Company, and Jennifer Woodend as the Secretary of the Company, and to remove any other officers of the Company.
(c)	Immediately following the consummation of the actions as set forth in Section 2.03(a) and Section 2.03(b), Mr. Heaton shall immediately resign from all positions that Mr. Heaton holds as an officer or employee of the Company, and as a director of the Company.
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(d)	Each of EWP, SMC, Global Merchant Corp., a British Columbia, Canada corporation and an Affiliate of EWP (“GMC”) and Sterling Investment Corp, an Affiliate of EWP (“SIC”), shall forgive all loans made EWP, SMC, GMC or SIC to the Company, pursuant to loan forgiveness agreements in form and substance as reasonably agreed by the Parties (the “Loan Forgiveness Agreements”).

Section 2.04        Closing. The closing of the Transactions (the “Closing”) shall occur on the third Busines Day following the satisfaction, or waiver by the Party or Parties for whose benefit the condition(s) exist, of the conditions to closing as set forth in Article VII and Article VIII, or such or such other date as the Parties shall agree (such date, the “Closing Date”).

Section 2.05        Closing Deliverables.

(a)	At the Closing, the CRDX Parties shall deliver to SCRED:
(i)	a certificate of a duly authorized officer of the Company, dated as of the Closing Date, in form and substance satisfactory to SCRED and (A) attaching and certifying copies of any resolutions of the Company Board relating to this Agreement, the other Transaction Documents and the Transactions; (B) certifying the name, title and true signature of each officer of the Company executing or authorized to execute this Agreement, the Transaction Documents, and such other documents, instruments and certifications required or contemplated hereby or thereby, and (C) attaching and certifying (i) a true, correct and complete copy of the Company Charter Documents, certified by the Secretary of State of the State of Florida, and (ii) a certificate of good standing and legal existence of the Company issued by the Secretary of State of the State of Florida and dated as of a date no earlier than three Business Days prior to the Closing Date;
(ii)	a certificate of a duly authorized officer of SMC, dated as of the Closing Date, in form and substance satisfactory to SCRED (A) attaching and certifying copies of any resolutions of the SMC Board relating to this Agreement, the other Transaction Documents and the Transactions; and (B) certifying the name, title and true signature of each officer of SMC executing or authorized to execute this Agreement, the Transaction Documents, and such other documents, instruments and certifications required or contemplated hereby or thereby;
(iii)	a certificate of a duly authorized officer of EWP, dated as of the Closing Date, in form and substance satisfactory to SCRED (A) attaching and certifying copies of any resolutions of the EWP Board relating to this Agreement, the other Transaction Documents and the Transactions; and (B) certifying the name, title and true signature of each officer of EWP executing or authorized to execute this Agreement, the Transaction Documents, and such other documents, instruments and certifications required or contemplated hereby or thereby;
(iv)	a certificate of a duly authorized officer of each of the CRDX Parties, dated as of the Closing Date, in form and substance satisfactory to SCRED; certifying that the matters set forth in Section 7.01 and Section 7.05 are true and correct;
(v)	the stock power, substantially in the form as attached hereto as Exhibit A-1 (the “SMC Stock Power”) duly executed by an authorized officer of SMC;
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(vi)	the stock power, substantially in the form as attached hereto as Exhibit A-2 (the “EWP Stock Power”) duly executed by an authorized officer of SMC;
(vii)	the Loan Forgiveness Agreements, duly executed by an authorized officer of the Company and each of EWP, SMC, GMC and SIC, as applicable; and
(viii)	such other documents as SCRED may reasonably request for the purpose of evidencing the accuracy of any CRDX Party’s representations and warranties; evidencing the performance by each CRDX Party of, or the compliance by each CRDX Party with, any covenant or obligation required to be performed or complied with by any CRDX Party; or otherwise facilitating the consummation or performance of any of the Transactions.
(b)	At the Closing, SCRED shall deliver:
(i)	To SMC, the remainder of the SMC Purchase Price, being $297,218.66 (the SMC Purchase Price less the portion of the Deposit paid for the benefit of SMC), pursuant to wire instructions provided to SCRED prior to the Closing;
(ii)	To EWP, the remainder of the EWP Purchase Price, being $27,781.34 (the EWP Purchase Price less the portion of the Deposit paid for the benefit of EWP), pursuant to wire instructions provided to SCRED prior to the Closing;
(iii)	To the Sellers, a certificate of the Secretary and of SCRED, dated as of the Closing Date, in form and substance satisfactory to the Company (A) attaching and certifying copies of any resolutions of the SCRED Manager relating to this Agreement, the other Transaction Documents and the Transactions, (B) certifying the name, title and true signature of each officer of SCRED executing or authorized to execute this Agreement, the Transaction Documents, and such other documents, instruments and certifications required or contemplated hereby or thereby, and (C) attaching and certifying a certificate of good standing and legal existence of SCRED issued by the Secretary of State of the State of Colorado and dated as of a date no earlier than three Business Days prior to the Closing Date;
(iv)	to the Sellers, a certificate of the Secretary of SCRED, dated as of the Closing Date, in form and substance satisfactory to SCRED; certifying that the matters set forth in Section 8.01 are true and correct; and
(v)	such other documents as any CRDX Party may reasonably request for the purpose of evidencing the accuracy of any of SCRED’s representations and warranties; evidencing the performance by SCRED of, or the compliance by SCRED with, any covenant or obligation required to be performed or complied with by SCRED; or otherwise facilitating the consummation or performance of any of the Transactions.

Section 2.06        Additional Closing Events. At the Closing, the Parties shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence Transactions.

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Article	III. REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

 As an inducement to the consummation of the Transactions, the CRDX Parties, jointly and severally, represent and warrant to SCRED, except as set forth in the schedules of exceptions to the representations of the CRDX Parties delivered to SCRED on the Effective Date (“Company Disclosure Schedules”) as follows:

Section 3.01        Organization and Qualification.

(a)	The Company is duly organized, validly existing, and in good standing under the Laws of the State of Florida and has the power and is duly authorized under all applicable Laws, regulations, ordinances and orders of public authorities, to carry on its business in all material respects as it is now being conducted. The Company has not qualified to do business in any State other than Florida. To the knowledge of the Company, no proceeding has been instituted in any jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail the power and authority or qualification of the Company within such jurisdiction. The Company does not have any subsidiaries and owns no Equity Securities of any other Person.

(b)	The Articles of Incorporation, Bylaws and other corporate documents and agreements of the Company (collectively, the “Company Charter Documents”) are set forth in Section 3.01 of the Company Disclosure Schedules. The Company has taken all actions required by law, the Company Charter Documents, or otherwise to authorize the execution and delivery of this Agreement. The Company has full power, authority, and legal capacity to consummate the transactions herein contemplated.

Section 3.02        Power and Authority. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions.

Section 3.03        Authorization of Agreement; Etc. The execution, delivery and performance of this Agreement by the Company, and the consummation of Transactions, have been duly authorized by the shareholders of the Company. This Agreement has been duly executed and delivered on behalf of the Company. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except that such enforcement may be limited by the Enforceability Exceptions, and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.04        No Conflict. The execution of this Agreement and the consummation of the Transactions (i) will not violate any provision of the Company Charter Documents; (ii) will not, with or without notice, lapse of time or both, result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which the Company is a party or to which any of its assets, properties or operations are subject; (iii) violate any provision of Law, statute, rule, regulation or executive order to which the Company is subject; or (iv) violate any judgment, order, writ or decree of any court applicable to the Company.

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Section 3.05        Capitalization.

(a)	The authorized shares of capital stock of the Company consist of 100,000,000 shares of common stock, $0.001 per share, of which 58,992,500 shares are issued and outstanding. The Shares constitute 99.2% of the total equity interests of the Company.
(b)	None of the outstanding shares of CRDX Common Stock were issued in violation of the preemptive or other rights of any shareholders or other Person.
(c)	There are no outstanding or authorized Derivatives, and the Company does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the shares of CRDX Common Stock.

(d)	The Shares are duly authorized, validly issued and outstanding, and, when transferred and paid for in accordance with the applicable Transaction Documents, will be validly issued, fully paid, and non-assessable, free and clear of all Liens imposed by the Company or either Seller, other than restrictions on transfer provided for in the Transaction Documents and under applicable Laws.

Section 3.06        Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company, taken as a whole.

Section 3.07        Tax Status. The Company has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

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Section 3.08        Transactions with Affiliates. None of the officers or directors of the Company and, to the Knowledge of the Company, none of the employees of the Company, is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of the lesser of (i) $120,000 or (ii) one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

Section 3.09        Foreign Corrupt Practices. Neither the Company, nor, to the Knowledge of the Company, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of Law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

Section 3.10        Money Laundering. The Company is in compliance with, and has not previously violated, the USA PATRIOT ACT of 2001 and all other applicable U.S. and non-U.S. anti-money laundering Laws and regulations, including, but not limited to, the Laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

Section 3.11        Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor, to the Knowledge of the Company, any of the officers, directors, employees, agents or other representatives of the Company or any other business entity or enterprise with which the Company is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable Law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company.

Section 3.12        Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.13        No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

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Section 3.14        No Brokers. The Company has not retained any broker or finder in connection with any of the Transactions, and has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

Section 3.15        Disclosure. All disclosure provided to SCRED regarding the Company, its business and Transactions, including the Company Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. In the event that the Company Disclosure Schedules are not delivered contemporaneously with the execution of this Agreement, they shall be delivered prior to the

Closing Date. The Company acknowledges and agrees that SCRED has not made, nor is SCRED making, any representations or warranties with respect to Transactions other than those specifically set forth herein.

Article IV.            REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller hereby represents and warrants to SCRED, severally and not jointly and severally, and solely with respect to the shares of CRDX Common Stock being sold by such Seller, as follows, and provided that the representations and warranties as set forth in Section 4.01(a) are given solely by SMC and the representations and warranties as set forth in Section 4.01(b) are given solely by EWP.

Section 4.01        Good Title.

(a)	SMC is the record and beneficial owner, and has good title to the SMC Sale Shares, with the right and authority to sell and deliver the SMC Sale Shares to SCRED, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever (collectively, “Liens”). None of the SMC Sale Shares is subject to pre-emptive or similar rights, either pursuant to any Company Charter Document, requirement of Law or any contract, and SMC does not have any pre-emptive rights or similar rights to purchase or receive any shares of CRDX Common Stock or other interests in the Company. SMC has the power and authority to transfer the SMC Sale Shares to SCRED as contemplated pursuant to the terms of this Agreement and upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering SCRED or its designee as the new owner of the SMC Sale Shares in the records maintained by the Company, SCRED will receive good title to the SMC Sale Shares, free and clear of all Liens.
(b)	EWP is the record and beneficial owner, and has good title to the EWP Sale Shares, with the right and authority to sell and deliver the EWP Sale Shares to SCRED, free and clear of all Liens. None of the EWP Sale Shares is subject to pre-emptive or similar rights, either pursuant to any Company Charter Document, requirement of Law or any contract, and EWP does not have any pre-emptive rights or similar rights to purchase or receive any shares of CRDX Common Stock or other interests in the Company. EWP has the power and authority to transfer the EWP Sale Shares to SCRED as contemplated pursuant to the terms of this Agreement and upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering SCRED or its designee as the new owner of the EWP Sale Shares in the records maintained by the Company, SCRED will receive good title to the EWP Sale Shares, free and clear of all Liens.

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Section 4.02        Existence and Power. Such Seller is an entity duly formed and in good standing in the jurisdiction of its organization, and has the full power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted and to enter into this Agreement and fulfill its obligations herein.

Section 4.03        Power and Authority. Such Seller has all requisite power and authority to execute,

deliver and perform its obligations under this Agreement and to consummate Transactions.

Section 4.04        Authorization of Agreement; Etc. The execution, delivery and performance of this Agreement by such Seller, and the consummation of Transactions, have been duly authorized by all applicable Persons with respect to such Seller. This Agreement has been duly executed and delivered on behalf of such Seller. This Agreement constitutes a valid and binding obligation of such Seller enforceable in accordance with its terms, except that such enforcement may be limited by the Enforceability Exceptions, and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 4.05        No Conflicts. The execution and delivery of this Agreement by such Seller and the performance by such Seller of its obligations hereunder in accordance with the terms hereof (i) will not require the consent of any third party or governmental entity under any applicable Laws; (ii) will not violate any Laws applicable to such Seller and (iii) will not violate or breach any contractual obligation to which such Seller is a party or any of such Seller’s organizational documents.

Section 4.06        Brokers. Such Seller has not retained any broker or finder in connection with any of the Transactions, and such Seller has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

Section 4.07        Disclosure. All disclosure provided to SCRED regarding such Seller and Transactions is true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Such Seller acknowledges and agrees that SCRED has not made, nor is SCRED making, any representations or warranties with respect to Transactions other than those specifically set forth herein.

Article V.               REPRESENTATIONS AND WARRANTIES OF SCRED

As an inducement to, and to obtain the reliance of the CRDX Parties, SCRED represents and warrants to the CRDX Parties as follows:

Section 5.01        Organization. SCRED is a limited liability company, validly existing, and in good standing under the Laws of Colorado and has the limited liability company power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The execution and delivery of this Agreement does not, and the consummation of Transactions will not, violate any provision of SCRED’s articles of organization or operating agreement. SCRED has taken all action required by Law, its articles of organization or operating agreement, or otherwise to authorize the execution and delivery of this Agreement, and SCRED has full power, authority, and legal right and has taken all action required by Law, its articles of incorporation and by-laws, or otherwise to consummate the transactions herein contemplated.

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Section 5.02        Power and Authority. SCRED has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate Transactions.

Section 5.03

Authorization of Agreement; Etc. The execution, delivery and performance of this Agreement by SCRED, and the consummation of Transactions, have been duly authorized by SCRED Manager. This Agreement has been duly executed and delivered on behalf of SCRED. This Agreement constitutes a valid and binding obligation of SCRED enforceable in accordance with its terms, except that such enforcement may be limited by the Enforceability Exceptions, and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 5.04        No Conflict. The execution of this Agreement and the consummation of the Transactions will not (i) violate any provision of Law, statute, rule, regulation or executive order to which SCRED is subject; or (iv) violate any judgment, order, writ or decree of any court applicable to SCRED.

Section 5.05        No Brokers. SCRED has not retained any broker or finder in connection with any of the Transactions, and SCRED has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

Article VI.            COVENANTS AND ADDITIONAL AGREEMENTS OF THE PARTIES

Section 6.01        Public Announcements. Except as required by applicable Law or as set forth herein, the Parties shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or Transactions. Notwithstanding the foregoing, the Parties acknowledge and agree that the fact of the execution of this Agreement and the contemplated closing of the Transactions is required to be announced by the Company on a Form 8-K to be filed pursuant to the Company’s filing obligations pursuant to the Exchange Act.

Section 6.02        Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the Parties shall promptly notify each of the other Parties of:

(a)	any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the Transactions;
(b)	any notice or other communication from any governmental or regulatory agency or authority in connection with the Transactions; and
(c)	any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such Party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant hereto or that relates to the consummation of the Transactions.

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Section 6.03        Access to Information. Following the Effective Date, until consummation of the Transactions, the CRDX Parties shall give to SCRED and its authorized representatives full and complete access to the books and records, contracts, facilities and personnel of the Company as SCRED and its authorized representatives may request so that SCRED may complete its due diligence investigation of the Company and the shares of CRDX Common Stock. The Sellers agree to provide SCRED and its authorized representatives with access to any information in its possession or within its or the Company’s control that contains information generated by either Seller or the Company regarding the Company relative to its financial, operational, and/or regulatory condition (present, past, or prospective). If SCRED, in its sole discretion, at any time prior to the Closing, determines that its due diligence review of the Company is not satisfactory to SCRED, then SCRED may terminate this Agreement upon notice to the CRDX Parties.

Section 6.04        Limitation of Business Activities of the Company Prior to Closing. Prior to the Closing, except for Transactions, the Company will not, without the prior written consent of SCRED, (i) make any material change in the type or nature of its business, or in the nature of its operations, (ii) create or suffer to exist any debt, other than that currently in existence or undertaken to complete projects ongoing or to meet short term working capital needs, (iii) issue any additional shares of CRDX Common Stock or (iv) enter into any new agreements of any kind or undertake any new obligations or liabilities likely to have a material impact on its business.

Section 6.05        Consents of Third Parties. Each of the Parties will give any notices to third parties, and will use its commercially reasonable efforts to obtain any third-party consents, that the other Parties reasonably may request in connection with this Agreement. Each of the Parties will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters in this Agreement.

Section 6.06        No-Shop.

(a)	From the Effective Date until the first to occur of the Closing or the termination of this Agreement in accordance with its terms, none of the Company nor any Seller shall, and each of the Company and each Seller shall cause the Representatives of the Company and each Seller not to, directly or indirectly:
(i)	solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry;
(ii)	furnish any non-public information regarding the Company to any Person who has made an Acquisition Proposal or an Acquisition Inquiry;
(iii)	engage in discussions or negotiations with any Person who has made any Acquisition Proposal or Acquisition Inquiry;
(iv)	approve, endorse or recommend any Acquisition Proposal or Acquisition Inquiry;
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(v)	withdraw or propose to withdraw its approval and recommendation in favor of this Agreement and the Transactions; or
(vi)	enter into any letter of intent, agreement in principle, merger, acquisition, purchase or joint venture agreement or other similar agreement for any Acquisition Transaction.
(b)	From the Effective Date until the first to occur of the Closing or the termination of this Agreement in accordance with its terms, the Company Board shall not (i) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal relating to the Company, (ii) take any action to make the provisions of any “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar anti-

takeover statute or regulation inapplicable to any transaction contemplated by an Acquisition Proposal related to the Company, or (iii) approve or recommend, or propose publicly to approve or recommend, or cause or authorize the Company to enter into, any letter of intent, agreement in principle, merger, acquisition, purchase or joint venture agreement or contract or other instrument in respect of or relating to an Acquisition Proposal.

(c)	The Company shall promptly, within 36 hours, advise SCRED orally and in writing of any Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry and the terms thereof and all material modifications thereto) that is made or submitted by any Person during the period beginning on the Effective Date until the Closing or the termination of this Agreement in accordance with its terms. the Company shall keep SCRED reasonably informed on a current basis of any material developments in the status and terms of any such Acquisition Proposal or Acquisition Inquiry (including whether such Acquisition Proposal or Acquisition Inquiry has been withdrawn or rejected and any material change to the terms thereof).
(d)	The CRDX Parties shall immediately cease and cause to be terminated any discussions existing as of the Effective Date with any Person that relate to any Acquisition Proposal or Acquisition Inquiry proposed on or prior to the Effective Date. the Company acknowledges and agree that any actions taken by or at the direction of a Representative of the Company or any Seller that, if taken by the Company or any Seller, would constitute a breach or violation of this Section 6.06 will be deemed to constitute a breach and violation of this Section 6.06 by the CRDX Parties.

Section 6.07        Additional Company Covenants.

(a)	Except as otherwise contemplated herein, between the Effective Date and the Closing, the CRDX Parties will not (i) materially amend the Company Charter Documents; (ii) declare or make, or agree to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to Sellers or purchase or redeem, or agree to purchase or redeem, any shares of CRDX Common Stock; (iii) make any material change in its method of management, operation or accounting; (iv) enter into any other material transaction other than sales in the ordinary course of its business; or (v) make any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees.
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(b)	Between the Effective Date and the Closing, the Company will not (i) grant or agree to grant any options, warrants or other rights to purchase, subscribe for, or otherwise acquire shares of CRDX Common Stock, or other securities convertible into, exchangeable for, or otherwise giving the holder thereof the right to acquire, shares of CRDX Common Stock; (ii) borrow or agree to borrow any funds or incur, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sell or transfer, or agree to sell or transfer, any of its assets, properties, or rights or cancel, or agree to cancel, any debts or claims; or (iv) issue, deliver, or agree to issue or deliver any Seller Interests or other securities of the Company, including debentures or other debt obligations, except in connection with this Agreement.

Article VII.         CONDITIONS PRECEDENT TO OBLIGATIONS OF SCRED

The obligations of SCRED to consummate the Closing are subject to the satisfaction, or waiver by SCRED in its sole discretion, as of and on the Closing Date, of the following conditions:

Section 7.01        Accuracy of Representations and Performance of Covenants.

(a)	Each of the representations and warranties made by the Company shall be true and correct in all material respects, other than representations and warranties which are qualified by materiality and the representations and warranties as set forth in Section 3.05, each of which shall be true and correct in all respects, in each case, as of the Closing Date as if made on such date, and the Company shall have performed or complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.
(b)	Each of the representations and warranties made by either or both of the Sellers shall be true and correct in all material respects, other than representations and warranties which are qualified by materiality and the representations and warranties as set forth in Section 4.01 which shall be true and correct in all respects, in each case as of the Closing Date as if made on such date, and each of the Sellers shall have performed or complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

Section 7.02        Due Diligence Review. SCRED shall have completed its due diligence review and examination of the Company and the shares of CRDX Common Stock to its satisfaction in its sole discretion.

Section 7.03        Schedule 14F-1. The Schedule 14F-1 shall have been filed by the Company and shall have become and remained effective and such Schedule 14F-1 shall have been distributed to the shareholders of the Company and the waiting period thereunder shall have expired.

Section 7.04        No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality that prohibits the consummation of Transactions, and SCRED shall have obtained the approval of any governmental authorities as required in order to consummate the Transactions.

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Section 7.05        Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the Transactions, or required for the Closing to occur, or for the continued operation of the Company after the Closing Date on the basis as presently operated, shall have been obtained.

Section 7.06        Absence of Litigation. There shall be no actions, suits, proceedings or governmental investigations or inquiries pending or, to any Party’s knowledge, threatened against SCRED, the Company and/or the Sellers which would prevent the consummation of the Transactions.

Section 7.07

Liabilities. As of the Closing Date, the Company shall have no Liabilities (whether absolute, accrued, contingent, known or unknown or otherwise.

Section 7.08        No Material Adverse Effect. Between the Effective Date and the Closing Date, there shall not have been any Material Adverse Effect on the Company.

Section 7.09        Schedules and Other Information. The Company shall have delivered to SCRED the financial statements of the Company and other books and records reasonably requested in connection with SCRED’s due diligence investigation of the Company, and there shall have been no disclosure in any financial statements or any schedule delivered after the Effective Date or in any disclosure provided in connection with such due diligence investigation, which in the sole discretion and determination of SCRED differs materially from the information it has received as of the Effective Date and which does or may have a materially adverse effect on the value of the business of the Company or on its assets, properties or goodwill.

Article VIII.      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE CRDX PARTIES

The obligations of the CRDX Parties to consummate the Closing are subject to the satisfaction, or waiver by the CRDX Parties, each in their sole discretion, as of and on the Closing Date, of the following conditions:

Section 8.01        Accuracy of Representations and Performance of Covenants. Each of the representations and warranties made by SCRED shall be true and correct in all material respects as of the Closing Date as if made on such date and SCRED shall have performed or complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

Section 8.02        No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of Transactions.

Section 8.03        Absence of Litigation. There shall be no actions, suits, proceedings or governmental investigations or inquiries pending or, to SCRED’s knowledge, threatened against SCRED which would prevent the consummation of Transactions.

Section 8.04        Other Items. The CRDX Parties shall have received further documents, certificates, or instruments relating to Transactions as they may reasonably request.

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Article IX.            TERMINATION

Section 9.01        Termination. This Agreement may be terminated at any time before the Closing Date as follows:

(a)	by mutual written consent of the Parties;
(b)	by any of the Parties if there shall be in effect a final non-appealable order, judgment, injunction or decree entered by or with any governmental authority restraining, enjoining or otherwise prohibiting the consummation of the Transactions;

(c)	by SCRED if there shall have been a breach in any material respect of any representation, warranty, covenant or agreement on the part of any CRDX Party set forth in this Agreement and such breach has not been cured within ten (10) days after receipt of notice of such breach by the CRDX Parties (a “Company Default”);
(d)	by the CRDX Parties, acting jointly, if there shall have been a breach in any material respect of any representation, warranty, covenant or agreement on the part of SCRED set forth in this Agreement and such breach has not been cured within ten (10) days after receipt of notice of such breach by SCRED (an “SCRED Default”);
(e)	by either the CRDX Parties, acting jointly, or by SCRED, if the Closing has not occurred by April 30, 2021, provided, however, that (i) if the Closing has not occurred by such date due to a reason within the reasonable control of SCRED, SCRED shall not have the right to terminate this Agreement pursuant to this Section 9.01(e) and (ii) if the Closing has not occurred by such date due to a reason within the reasonable control of any CRDX Party, the CRDX Parties shall not have the right to terminate this Agreement pursuant to this Section 9.01(e); or
(f)	by SCRED pursuant to the provisions of Section 6.03.

Section 9.02        Deposit; Effect of Termination. In the event that any Party or Parties terminate(s) this Agreement for any reason as set forth herein, then (i) the Deposit shall be retained by the Sellers as liquidated damages, and not as a penalty, and as full and complete consideration and payment by SCRED and its Affiliates to the Sellers and to the Company and to their respective Affiliates for all actions, defaults and claims under this Agreement, and for any and all damages, costs and expenses resulting from this Agreement and the transactions contemplated herein, including as a result of the failure of the Closing to occur; and (ii) this Agreement (other than this Article IX, Article X and Article XI) shall become void and of no further force or effect and with no liability on the part of any Party other than as specifically provided herein.

Section 9.03        Default by SCRED. Notwithstanding the forgoing, if a SCRED Default occurs, the CRDX Parties shall be entitled to not terminate this Agreement pursuant to Section 9.01(d) and to instead bring an action for specific performance, damages or a combination of specific performance and damages.

Section 9.04        Default by CRDX Parties. Notwithstanding the forgoing, if a Company Default occurs, SCRED shall be entitled to not terminate this Agreement pursuant to Section 9.01(c) and to instead bring an action for specific performance, damages or a combination of specific performance and damages.

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Article X.               SURVIVAL; INDEMNIFICATION

Section 10.01    Survival.

(a)	Subject to the limitations and other provisions of this Agreement, the representations and warranties of the Parties contained herein shall survive the Closing and shall remain in full force and effect until the date that is two (2) years after the Closing Date. Notwithstanding the preceding sentence, any indemnification claim commenced prior to any such expiration shall remain as a valid claim until finally resolved in accordance with the provisions herein. Any claim, for indemnification or otherwise, based upon or arising out of the breach or alleged breach of a representation or warranty must be brought before the expiration of the applicable survival period, or it will be deemed waived.

(b)	All covenants and agreements of the Parties contained herein shall survive the Closing for a period of three (3) years or for the period specified therein. Notwithstanding the preceding sentence, any claim commenced prior to any such expiration shall remain as a valid claim until finally resolved in accordance with the provisions herein.
(c)	Any claim arising out of or in connection with this Agreement must be brought, if at all, within three (3) years after the Closing Date, or within such shorter period as may be specified with respect to a particular claim, or it will be deemed waived and released.

Section 10.02    Indemnification.

(a)	Subject to the provisions of this Article X, if the Closing occurs, the Sellers, jointly and severally, agree to, and shall, indemnify SCRED and its directors, officers, employees and Affiliates, and each of their respective Representatives, successors and assigns, and hold them harmless from, against and in respect of any and all Losses incurred by any such entity or person resulting from any misrepresentation or breach of any representation or warranty of the Sellers set forth in Section 3.05 or in Article IV or the non-fulfillment in any material respect of any agreement, covenant or obligation by the Sellers or the Company made in this Agreement (including without limitation any Exhibit or Schedule hereto and any certificate or instrument delivered in connection herewith).
(b)	Subject to the provisions of this Article X, if the Closing occurs, SCRED agrees to, and shall, indemnify the Sellers and their respective directors, officers, employees and Affiliates, and each of their respective Representatives, successors and assigns, and hold them harmless from, against and in respect of any and all Losses incurred by any such entity or person resulting from any misrepresentation or breach of any representation or warranty of SCRED set forth in Article V or the non-fulfillment in any material respect of any agreement, covenant or obligation by SCRED made in this Agreement (including without limitation any Exhibit or Schedule hereto and any certificate or instrument delivered in connection herewith)
(c)	The Party obligated to provide indemnification hereunder is referred to as the “Indemnifying Party” and the Party or other Person entitled to indemnification hereunder is referred to as the “Indemnified Party”.

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Section 10.03    Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation, made at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation, and made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants or obligations.

Section 10.04    Exclusive Remedy. In the event that the Closing occurs, the indemnification provisions contained in this Article X shall be the sole and exclusive remedy of the Parties with respect to the Transactions for any and all breaches or alleged breaches of any representations, warranties, covenants or agreements of the Parties hereto or any other provision of this Agreement or arising out of the Transactions, except (i) with respect to any equitable remedy to which such Party may be entitled to with respect to any claims or causes of action arising from the breach of any covenants or agreement of a Party that is to be performed subsequent to the Closing Date, or (ii) with respect to a Party, an actual and intentional fraud with respect to this Agreement and the Transactions. In furtherance of the foregoing, each Party hereto, for itself and on behalf of its Affiliates, hereby waives, from and after the Closing, to the fullest extent permitted under applicable Law and except as otherwise specified in this Article X, any and all rights, claims and causes of action it may have against any other Party hereto relating to the subject matter of this Agreement or any other agreement, certificate or other document or instrument delivered pursuant to this Agreement, arising under or based upon any applicable Law.

Section 10.05    Limitation on Damages. In no event will any Party be liable to any other Party under or in connection with this Agreement or in connection with the Transactions for special, general, indirect or consequential damages, including damages for lost profits or lost opportunity, even if the Party sought to be held liable has been advised of the possibility of such damage.

Article XI.            MISCELLANEOUS

Section 11.01    Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by overnight courier or registered mail or certified mail, postage prepaid, or electronic mail with a follow up copy by overnight courier, addressed as follows:

If to SCRED:

Southern Colorado Real Estate Developers, LLC

Attn: Lawrence Taube

500 Australian Avenue South, Suite 630

West Palm Beach, FL 33401

Email: Larry@LarryTaube.com

with a copy, which shall not constitute notice, to:

Anthony L.G., PLLC

Attn: Laura Anthony

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Email: lanthony@anthonypllc.com

If to any CRDX Party, to:

Credex Corporation

Attn: Russel Heaton

848 Rainbow Blvd, # 2096

Las Vegas, NV 89107

E-mail: russelljheaton@gmail.com

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered or sent by electronic mail, (ii) on the day after dispatch, if sent by overnight courier, and (iii) three (3) days after mailing, if sent by registered or certified mail.

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Section 11.02    Dispute Resolution.

(a)	If there is any dispute or controversy relating to this Agreement or any of the Contemplated Transactions (each, a “Dispute”), such Dispute shall be resolved in accordance with this Section 11.02.
(b)	The Party claiming a Dispute shall deliver to each of the other Parties a written notice (a “Notice of Dispute”) that will specify in reasonable detail the dispute that the claiming Party wishes to have resolved. In any such arbitration pursuant to this Section 11.02 the Company shall have the power to act for and to bind the Sellers. If SCRED and the CRDX Parties are not able to resolve the dispute within five (5) Business Days of a Party’s receipt of an applicable Notice of Dispute, then such Dispute shall be submitted to binding arbitration in accordance with this Section 11.02.
(c)	Any arbitration hereunder shall be conducted in accordance with the rules of the American Arbitration Association then in effect. Each of SCRED and the CRDX Parties (jointly) shall select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, and the three arbitrators shall resolve the Dispute. The arbitrators will be instructed to prepare in writing as promptly as practicable, and provide to the Parties such arbitrators’ determination, including factual findings and the reasons on which the determination was based. The decision of the arbitrators will be final, binding and conclusive and will not be subject to review or appeal and may be enforced in any court having jurisdiction over the Parties. Each Party shall initially pay its own costs, fees and expenses (including, without limitation, for counsel, experts and presentation of proof) in connection with any arbitration or other action or proceeding brought under this Section 11.02, and the fees of the arbitrators shall be share equally, provided, however, that the arbitrators shall have the power to award costs and expenses in a different proportion.
(d)	Due to COVID, the arbitration shall be conducted in online or in West Palm Beach, Florida.

Section 11.03    Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of Florida, without giving effect to principles of conflicts of law thereunder. Subject to Section 11.02, venue for all matters arising hereunder and for enforcement of the arbitrators’ judgment pursuant to Section 11.02 shall be exclusively in the State of Florida and United States Courts located in Palm Beach County, Florida (the “Selected Courts”) and each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the Selected Courts. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

Section 11.04    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 11.04.

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Section 11.05    Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 11.06    Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 11.07    Public Announcements and Filings. Other than as set forth in Section 2.02(b) and Section 6.01, unless required by applicable Law or regulatory authority, none of the Parties will issue any report, statement or press release to the general public, trade or trade press, or to any third party (other than its advisors and representatives in connection with Transactions) or file any document, relating to this Agreement and Transactions, except as may be mutually agreed by the Parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by Law or regulatory authorities, shall be delivered to each Party prior to the release thereof.

Section 11.08    Third-Party Beneficiaries. This contract is strictly between the Parties and, except as specifically provided, no director, officer, stockholder (other than the Sellers), employee, agent, independent contractor or any other Person shall be deemed to be a third-Party beneficiary of this Agreement.

Section 11.09    Expenses. Other than as specifically set forth herein, whether or not the Transactions are consummated, each of SCRED, on the one hand, and CRDX Parties, on the other hand, will bear their own respective expenses, including without limitation the fees and expenses of its legal, accounting and financial advisors, incurred in connection with the Transactions.

Section 11.10    Entire Agreement. This Agreement and the other Transaction Documents represent the entire agreement between the Parties relating to the subject matter thereof and supersede all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

Section 11.11    Amendment or Waiver. Other than as specifically set forth herein, every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may by amended only by a writing signed by all Parties hereto.

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Section 11.12    Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each Party shall use its commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that Transactions shall be consummated as soon as practicable. Each Party also agrees that it shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the Transactions.

Section 11.13    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties. No assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 11.14    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

Southern Colorado Real Estate Developers, LLC

By: _____________________________

Name: _____________________________

Title: _____________________________

Credex Corporation

By: _____________________________

Name: Russel Heaton

Title: Chief Executive Officer

Service Merchants Corp.

By: ______________________________

Name: Rodney Brewer

Title: President

Earth Wind & Power Corp.

By: ______________________________

Name: Rick Plotnikoff

Title: President

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Exhibit A-1 - Form of SMC Stock Power

IRREVOCABLE STOCK POWER

Credex Corporation

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Service Merchants Corp., a corporation organized under the laws of the Commonwealth of Dominica (“Seller”) hereby assigns, transfers, and conveys to Southern Colorado Real Estate Developers, LLC, a Colorado limited liability company, all of Seller’s right, title, and interest in and to fifty three million, four hundred and ninety two thousand, five hundred (53,492,500) shares of common stock, par value $0.001 per share, of Credex Corporation, a Florida corporation (the “Company”) and hereby irrevocably appoints the Chief Executive Officer, President and Secretary of the Company, and each of them, as Seller’s attorney-in-fact to transfer said shares on the books of the Company, with full power of substitution in the premises.

Date: ______________________, 2021

Service Merchants Corp

By: __________________

Name: ______________________

Title: ______________________

STATE OF __________________

COUNTY OF ___________________

Sworn to and subscribed before me this ______ day of _____________, 2021, by ____________________, who is personally known to me or who has produced ________________________ as identification.

Notary’s Signature: ________________________________

Print Notary’s Name: ________________________________

NOTARY PUBLIC, State of __________________________

My commission expires:

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Exhibit A-2 - Form of EWP Stock Power

IRREVOCABLE STOCK POWER

Credex Corporation

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Earth Wind & Power Corp., a British Columbia, Canada corporation (“Seller”) hereby assigns, transfers, and conveys to Southern Colorado Real Estate Developers, LLC, a Colorado limited liability company, all of Seller’s right, title, and interest in and to five million (5,000,000) shares of common stock, par value $0.001 per share, of Credex Corporation, a Florida corporation (the “Company”) and hereby irrevocably appoints the Chief Executive Officer, President and Secretary of the Company, and each of them, as Seller’s attorney-in-fact to transfer said shares on the books of the Company, with full power of substitution in the premises.

Date: ______________________, 2021

Earth Wind & Power Corp.

By: __________________

Name: ______________________

Title: ______________________

STATE OF __________________

COUNTY OF ___________________

Sworn to and subscribed before me this ______ day of _____________, 2021, by ____________________, who is personally known to me or who has produced ________________________ as identification.

Notary’s Signature: ________________________________

Print Notary’s Name: ________________________________

NOTARY PUBLIC, State of __________________________

My commission expires:

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